Exhibit 99.2

CONSULTING AND NON-COMPETITION AGREEMENT

This Consulting and Non-Competition Agreement (“Agreement”), dated as of September 21, 2005 (the “Effective Date”), is by and between HealthTronics, Inc., a Georgia corporation (“HealthTronics”), and Brad A. Hummel (“Hummel”).

RECITALS

WHEREAS, Hummel has served as the President and Chief Executive Officer of HealthTronics pursuant to the terms of an Employment Agreement dated as of April 1, 2002 (as amended, the “Employment Agreement”);

WHEREAS, on the date hereof, Hummel has resigned, effective October 15, 2005 (the “Termination Date”), from all of his officer and director positions with HealthTronics and its subsidiaries;

WHEREAS, HealthTronics and Hummel agree that it is in their mutual interests that the Employment Agreement and their employment relationship be terminated upon the terms and conditions provided in this Agreement (the “Termination”); and

WHEREAS, HealthTronics desires to engage the services of Hummel as a consultant and Hummel desires to accept such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Termination of Employment Agreement and Employment Relationship. HealthTronics and Hummel hereby terminate the Employment Agreement and agree that the other shall no longer be bound by, and is hereby released from, any and all of the terms, obligations and conditions contained in the Employment Agreement; provided, that Hummel shall be entitled to be paid, based on his current salary, for the period from the Effective Date to the Termination Date in accordance with HealthTronics’ regular payroll practices. Hummel agrees that, except as set forth in the proviso in the previous sentence, Hummel irrevocably forfeits any rights to receive any future compensation for Hummel’s prior performance (including, without limitation, salary, incentive compensation and/or stock options) that Hummel may have been entitled to receive under the Employment Agreement. Hummel hereby irrevocably resigns effective as of October 15, 2005, and HealthTronics hereby accepts such resignation, from any and all director, manager, employment and officer positions, relations, and responsibilities that Hummel may hold or claim to hold with HealthTronics and any of HealthTronics’ subsidiaries and/or affiliates (collectively, including HealthTronics, the “Affiliated Entities,” and individually, an “Affiliated Entity”).

2. Stock Options. HealthTronics and Hummel acknowledge and agree that (a) Schedule 1 hereto sets forth the outstanding stock options to acquire HealthTronics common stock owned by Hummel immediately following the execution of this Agreement (the “Stock Options”) and (b) other than the Stock Options, Hummel holds no options, warrants, convertible securities, phantom or other rights to acquire HealthTronics common stock. Hummel agrees that any stock options not listed on Schedule 1 hereto that would otherwise be effective are canceled. HealthTronics and Hummel agree that the Stock Options shall continue in full force and effect under the terms of the stock option plan(s) and agreement(s) governing such Stock Options.

3. Consulting Services. From October 15, 2005 until March 31, 2006 (the “Consulting Services Period”), Hummel shall render consulting services (the “Services”) to the Affiliated Entities as may be requested by HealthTronics from time to time, including but not limited to advising HealthTronics in respect of and participating in communications with HealthTronics analysts and investors, participating in the evaluation of candidates for the chief executive officer position, and assisting HealthTronics in responding to any litigation-related matters. Hummel shall not incur any travel or other expenses in performing the Services unless approved in advance by the Chief Financial Officer of the Company. Hummel may engage in other services, employment or occupation during the term of this Agreement as long as such services, employment or occupation are not contrary to the provisions of this Agreement.

4. Payment/Benefits. In consideration for the provision of the Services by Hummel, HealthTronics agrees to pay Hummel $206,250, payable in equal semi-monthly installments of $18,750 on or around the first day and the fifteenth day of each month during the Consulting Services Period. In addition, the Company shall reimburse Hummel for the cost of the premiums for his insurance coverage under the Company’s existing employee medical and health plans during the Consulting Services Period based on Hummel’s coverage elections in effect on August 1, 2005, provided that the continued participation of Hummel and/or his family is possible under the general terms and provisions of such plans. Notwithstanding anything in this Agreement to the contrary, HealthTronics shall have no obligation to make any payment under this Agreement if Hummel is in material breach of any material term of this Agreement.

If Hummel dies during the Consulting Services Period, Hummel shall not be entitled to any payments under this Section 4 after the date of death.

5. Noncompetition. Subject to the other terms and conditions of this Agreement, for a period from the date hereof until the third anniversary of the Effective Date (the “Non-Competition Period”), in consideration for a payment of $500,000 by HealthTronics to Hummel on the date hereof and the agreement by HealthTronics to provide Hummel with access to Confidential Information (as defined below) of the Affiliated Entities from time to time, Hummel will not (unless authorized in writing by HealthTronics’ Board of Directors (the “Board”)):

(a) directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, engage in any Restricted Business (as defined below) anywhere in the United States or Europe (provided that the passive ownership of less than 5% of the ownership interests of an entity having a class of securities that is traded on a national securities exchange or over-the-counter market is not a violation of this paragraph);

(b) directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, request or advise any patient, physician, customer or any other person, firm, vendor, contractor, lessor, hospital, surgery center, corporation or other entity having a business relationship with any Affiliated Entity, to withdraw, curtail, or cancel its business with such Affiliated Entity or engage in any other activity that could reasonably be expected to have an adverse affect on the relationship such person or entity has with such Affiliated Entity;

(c) directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit business from, divert business from, or attempt to convert to other methods of using the same or similar products or services as provided by an Affiliated Entity, any client, account or location of an Affiliated Entity; or

(d) directly or indirectly, alone or as a partner, joint venturer, officer, director, manager, member, employee, consultant, agent, or independent contractor of, or lender to, any person or business, solicit for employment, or engagement as an independent contractor, or for any other similar purpose, any person who was in the twelve month period preceding the solicitation or is at the time of the solicitation, an employee of any Affiliated Entity, or any entity related to any of them.

As used in this Agreement, the term “Restricted Business” means the business engaged in by HealthTronics as of the date hereof.

6. Confidentiality of Information. HealthTronics agrees to disclose to Hummel from time to time trade secrets and other Confidential Information which may be necessary for Hummel to perform under this Agreement. In consideration for HealthTronics’ foregoing agreement to disclose Confidential Information, unless authorized by the Board in writing or as otherwise required to perform his responsibilities, Hummel will not directly or indirectly, acting alone or in conjunction with others, disclose to any person or other entity any Confidential Information. “Confidential Information” shall include all confidential and proprietary information of the Affiliated Entities, including, without limitation, all trade, technical or technological secrets, any details of organization or business affairs, any names of past or present customers of any Affiliated Entities, any processes, services, compensation and other employment practices, research, pricing practices, price lists and procedures, purchasing, accounting, engineering, manufacturing, production, operations, organization, finances, marketing, customer lists, blueprints, product specifications, any other information, method, technique or system, or any other confidential or proprietary information relating to the business of any Affiliated Entity. Notwithstanding the foregoing, Confidential Information shall not be deemed to include any information which (a) is or becomes generally available to the public or known by a knowledgeable person in the industry (except as a result of any misconduct by Hummel, including but not limited to Hummel’s breach of this Agreement or any other confidentiality obligation of Hummel’s) or (b) is or becomes lawfully available to Hummel on a non-confidential basis from a third party without, to Hummel’s knowledge, breach by that third party of any obligation of confidence concerning that Confidential Information. Nothing herein shall prevent disclosure of any Confidential Information if, upon the advice of counsel, Hummel is compelled to disclose such Confidential Information, provided that Hummel provides notice of any such compelled disclosure prior to disclosure by Hummel so that HealthTronics may seek a protective order or confidential treatment.

7. Non-Disparagement. Hummel hereby covenants and agrees that Hummel shall, at all times hereafter, refrain from making or implying any derogatory or negative references, statements or allusions concerning any of the Affiliated Entities, their partners, owners, directors, managers, officers, agents and employees, or their respective businesses or business activities, except for statements made under oath in any legal process.

8. Release. Hummel hereby releases and discharges the Affiliated Entities and their respective partners, members, stockholders, owners, directors, managers, officers, agents and employees, individually and collectively (the “Release”), of and from any and all claims, causes of action, suits, debts, contracts, agreements, promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof. Without limiting the generality of the foregoing, Hummel hereby acknowledges and agrees that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to Hummel’s employment by any Affiliated Entity. The foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by Hummel individually and on behalf of Hummel’s heirs, successors, assigns, agents, and all persons subrogated to Hummel’s rights or to whom Hummel’s rights are secondary or derivative. Nothing in this Agreement shall be construed as a release of any claims HealthTronics may have against Hummel.

9. Company’s Right to Inventions. Hummel shall promptly disclose, grant and assign to HealthTronics for its sole use and benefit any and all discoveries, inventions, improvements, innovations, technical information and suggestions (including all data and records relating thereto) that relate to the Affiliated Entities’ business and were developed by Hummel while performing pursuant to this Agreement and using Affiliated Entities’ property (collectively, “Know-how”) which Hummel has in the past, or may hereafter during Hummel’s provision of Services, discover, invent, author, conceive, develop, originate or acquire, whether or not patentable, copyrightable or reduced to writing. Such Know-how shall be the exclusive property of HealthTronics. Hummel shall assist HealthTronics, at HealthTronics’ expense, in obtaining, defending and enforcing HealthTronics’ rights therein.

10. Return of Property. Upon the expiration of the Consulting Services Period, Hummel agrees to end all further use of, and to immediately return to HealthTronics, all property of the Affiliated Entities including, without limitation, any property, assets or equipment furnished by an Affiliated Entity or created or prepared by Hummel in connection with his rendering the Services, either alone or jointly with others, pursuant to the provisions or requirements of this Agreement. Without limiting the generality of the foregoing, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, research and development, intellectual property or future plans of the Affiliated Entities that are collected by Hummel, including any and all copies or reproductions thereof, shall be delivered promptly to HealthTronics without request by it upon the expiration of the Consulting Services Period.

11. Remedies. Hummel acknowledges and agrees that HealthTronics’ remedies at law for a breach or threatened breach of any of the provisions of Sections 5, 6, 7 or 8 hereof would be inadequate and, in recognition of this fact, in the event of a breach or threatened breach by Hummel of any of the provisions of Sections 5, 6, 7 or 8 hereof, it is agreed that, in addition to its remedies at law, HealthTronics shall be entitled to equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available. Nothing herein contained shall be construed as prohibiting HealthTronics from pursuing any other remedies available to it for such breach or threatened breach.

12. Independent Contractor. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between the parties hereto. Hummel acknowledges that, with respect to the provision of Services during the Consulting Services Period, he will be an independent contractor, will not be an agent or employee of any Affiliated Entity, will not be entitled to any Affiliated Entity employment rights or benefits and will not be authorized to act on behalf of any Affiliated Entity. Hummel further acknowledges and agrees that, with respect to the provision of Services during the Consulting Services Period, he waives any and all rights he has, or may have, against any Affiliated Entity under the Employee Retirement Income Security Act of 1974. Hummel shall be solely responsible for any and all tax obligations of Hummel arising from or relating to Section 4 of this Agreement, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax incurred by Hummel, and, in the event of any determination by the Internal Revenue Service or any other taxing authority that Hummel is not an independent contractor of any Affiliated Entity, shall reimburse HealthTronics upon demand for any withholding taxes that should have been withheld by HealthTronics had he been an employee of HealthTronics.

13. Miscellaneous.

(a) No Assignment; Binding, Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by Hummel without the prior written consent of HealthTronics and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

(b) Amendments. This Agreement cannot be modified or amended except by a written agreement executed by all parties hereto.

(c) Waiver of Provisions; Remedies Cumulative. Any waiver of any term or condition of this Agreement must be in writing, and signed by all of the parties hereto. The waiver of any term or condition hereof shall not be construed as either a continuing waiver with respect to the term or condition waived, or a waiver of any other term or condition hereof. No party hereto shall by any act (except by written instrument pursuant to this Section), delay, indulgence, omission or otherwise be deemed to have waived any right, power, privilege or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power, privilege or remedy hereunder shall operate as a waiver thereof.

(d) Survival. All provisions of this Agreement which by their terms are intended to survive termination or expiration of this Agreement, including without limitation, Sections 5, 6, 7, 8, 9, 10, 12 and 13, shall survive such termination or expiration in accordance with their terms.

(e) Severability; Interpretation. It is expressly understood and agreed that although Hummel and HealthTronics agree that the restrictions contained in Sections 5 and 6 above are reasonable in scope, duration and territory, for the purpose of preserving HealthTronics’ and the other Affiliated Entities’ proprietary rights, business value as going concerns and goodwill, if a final judicial determination is made by a court of competent jurisdiction that the time or any other restriction contained in Sections 5 or 6 is an unenforceable restriction against Hummel, the provision containing such restriction shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. In addition, any provision of this Agreement that is found in a final judicial determination by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability (but shall be construed and given effect to the extent possible), without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

(g) Counterparts. This Agreement may be executed in several counterparts or with counterpart signature pages, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement.

(h) Notices. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and personally delivered or mailed by certified U.S. mail, postage prepaid with return receipt requested, in the case of notices mailed to Hummel, at the address set forth below or, in the case of notices to HealthTronics, to its principal office at 1301 S. Capital of Texas Hwy., Suite B-200, Austin, Texas 78746, to the attention of its President.

(i) Entire Agreement. This instrument contains the entire agreement of the parties relating to the subject matter hereof and supersedes all prior agreements and arrangements, both written and oral, with respect to the subject matter hereof.

(j) Submission to Jurisdiction. Should a dispute arise regarding this Agreement, including but not limited to a breach of this Agreement, an alleged breach, or its enforceability, Hummel agrees that Austin, Texas is the sole and proper jurisdiction for the dispute.

[Signature page follows]

SIGNATURE PAGE TO

CONSULTING AND NONCOMPETITION AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective for all purposes as of the Effective Date provided above.

HEALTHTRONICS:

HEALTHTRONICS, INC.

By:	/s/ James S. B. Whittenburg
Name:	James S. B. Whittenburg
Title:	Senior Vice President—Development and General Counsel

HUMMEL:
/s/ Brad A. Hummel Brad A. Hummel

Address:

S-1

SCHEDULE 1

Stock Options

Schedule 1-1

HTRN

Brad A. Hummel Stock Options

Contract No.	No. of Options	Exercise Price
2000-253	10,000	$4.906
2001-265	50,000	$6.25
2002-317	100,000	$7.50
2003-349	83,334	$7.79
2005-462	120,000	$9.55